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                                                                    EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                                 (415) 493-9300

                               FEBRUARY 12, 1996


Sigma Designs, Inc.
46501 Landing Parkway
Fremont, CA 94538

     RE: SIGMA DESIGNS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on February 12, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,550,243 shares of your Common Stock, no par value (the "Shares"), all of which are authorized and have been previously issued to the selling shareholders identified in the Registration Statement (the "Selling Shareholders"). The Shares are to be offered by the Selling Shareholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                       Very truly yours,


                       WILSON SONSINI GOODRICH & ROSATI
                       Professional Corporation

                       /s/ WILSON SONSINI GOODRICH & ROSATI